Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Fourth Quarter and Full Year 2025 Results and Announces Special Distribution

HOUSTON, February 27, 2026 - Natural Resource Partners L.P. (NYSE:NRP) today reported fourth quarter and full year 2025 results as follows:

	For the Three Months Ended	For the Year Ended
(In thousands) (Unaudited)	December 31, 2025
Net income	$30,998	$136,367
Operating cash flow	$44,765	$165,863
Free cash flow (1)	$45,508	$168,748

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

2025 Highlights:

●	Generated $169 million of free cash flow
●	Retired $109 million of debt: $33 million of debt remaining
●	Paid total distributions of $4.21 per common unit in 2025, consisting of $3.00 of regular distributions and a special cash distribution of $1.21 to help cover unitholder tax liabilities associated with owning NRP's common units during 2024
●	Declares special cash distribution of $0.12 per common unit to help cover unitholder tax liabilities associated with owning NRP's common units during 2025

“In 2025, NRP generated $169 million of free cash flow and retired $109 million of debt,” said Craig Nunez, NRP's president & chief operating officer. “Our business continues to be negatively impacted by cyclically-low prices for metallurgical and thermal coal and generationally-low prices for soda ash, but we continue to generate robust free cash flow and pay down debt.”

NRP's liquidity was $211.2 million at December 31, 2025, consisting of $30.1 million of cash and $181.1 million of borrowing capacity available under its revolving credit facility.

NRP also announced today that the board of directors of its general partner declared a special cash distribution of $0.12 per common unit to be paid on March 17, 2026, to unitholders of record on March 10, 2026. This special distribution is to help cover unitholder tax liabilities associated with owning NRP's common units during 2025. Future distributions on NRP's common units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income in the fourth quarter and full year of 2025 decreased $12.6 million and $40.8 million, respectively, as compared to the prior year periods. Operating cash flow in the fourth quarter and full year of 2025 decreased $13.4 million and $59.8 million, respectively, as compared to the prior year periods. Free cash flow in the fourth quarter and full year of 2025 decreased $13.3 million and $59.5 million, respectively, as compared to the prior year periods. These decreases were primarily due to lower metallurgical coal sales prices and volumes in 2025, as well as one-time carbon neutral revenues and cash flow received in the fourth quarter of 2024. Approximately 70% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the fourth quarter of 2025, and approximately 65% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the full year of 2025.

Metallurgical and thermal coal prices remained weak throughout 2025 due to sluggish steel demand impacting metallurgical coal and low natural gas prices and ample thermal coal supply at power plants impacting thermal coal. Due to these ongoing factors, NRP does not expect any material changes to pricing in 2026.

No meaningful developments have occurred over the past quarter regarding NRP's carbon neutral initiatives across its mineral and surface assets. NRP believes the burdens on the carbon sequestration industry, including insufficient revenue streams, high operational and capital costs, and an uncertain regulatory environment, continue to create formidable barriers that operators have yet to overcome.

Soda Ash

Soda Ash net income in the fourth quarter and full year of 2025 decreased $2.6 million and $15.1 million, respectively, as compared to the prior year periods. Operating cash flow and free cash flow in the fourth quarter and full year of 2025 each decreased $10.6 million and $30.9 million, respectively, as compared to the prior year periods. These decreases were due to lower soda ash sales prices in 2025, and as a result, NRP has not received a distribution from Sisecam Wyoming since the second quarter of 2025.

The soda ash market continues to be significantly oversupplied from the influx of new capacity from China and sales prices remain below the cost of production for most producers. NRP expects soda ash prices to remain at these lower levels for the foreseeable future and does not expect distributions from Sisecam Wyoming to resume for several years until high-cost capacity is forced to retire.

Additionally, in February 2026, NRP and Sisecam Wyoming's managing partner agreed to make a capital investment into Sisecam Wyoming ($39.2 million for NRP’s 49%) to reduce outstanding amounts under Sisecam Wyoming's bank credit facility and better position Sisecam Wyoming to compete in the current environment. NRP evaluated this investment as it would any other capital allocation opportunity, with the goal of maximizing NRP’s intrinsic value per unit.

Corporate and Financing

Corporate and Financing costs in the fourth quarter and full year of 2025 decreased $3.4 million and $8.6 million, respectively, as compared to the prior year periods. Operating cash flow and free cash flow in the fourth quarter and full year of 2025 each improved $2.6 million and $8.1 million, respectively, as compared to the prior year periods. These improvements were primarily due to lower interest expense and cash paid for interest due to less debt outstanding in 2025.

NRP's consolidated leverage ratio was 0.2x at December 31, 2025.

In February 2026, NRP declared and paid a fourth quarter 2025 cash distribution of $0.75 per common unit. As previously mentioned, today NRP declared a special distribution of $0.12 per common unit to help cover unitholder tax liabilities associated with owning NRP's common units during 2025.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://events.q4inc.com/analyst/470948487?pwd=dU%5E%7BZ5xg. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for us as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per unit data)	2025	2024	2025	2025	2024
Revenues and other income
Royalty and other mineral rights	$45,875	$61,781	$49,615	$191,045	$234,149
Transportation and processing services	2,523	2,978	1,800	11,295	10,878
Equity in earnings (loss) of Sisecam Wyoming	(1,686)	931	(2,390)	3,060	18,135
Gain on asset sales and disposals	—	36	906	1,882	4,845
Total revenues and other income	$46,712	$65,726	$49,931	$207,282	$268,007

Operating expenses
Operating and maintenance expenses	$5,265	$9,645	$7,654	$23,854	$28,036
Depreciation, depletion and amortization	3,344	2,827	3,868	14,955	15,535
General and administrative expenses	5,948	6,958	5,725	24,102	25,151
Asset impairments	—	—	—	20	87
Total operating expenses	$14,557	$19,430	$17,247	$62,931	$68,809

Income from operations	$32,155	$46,296	$32,684	$144,351	$199,198

Interest expense, net	$(1,157)	$(3,524)	$(1,779)	$(7,984)	$(15,554)

Net income	$30,998	$42,772	$30,905	$136,367	$183,644
Less: income attributable to preferred unitholders	—	—	—	—	(4,248)
Less: redemption of preferred units	—	—	—	—	(24,485)
Net income attributable to common unitholders and the general partner	$30,998	$42,772	$30,905	$136,367	$154,911

Net income attributable to common unitholders	$30,378	$41,917	$30,287	$133,640	$151,813
Net income attributable to the general partner	620	855	618	2,727	3,098

Net income per common unit
Basic	$2.31	$3.21	$2.31	$10.18	$11.69
Diluted	2.27	3.15	2.28	10.04	11.35

Net income	$30,998	$42,772	$30,905	$136,367	$183,644
Comprehensive income (loss) from unconsolidated investment and other	(1,786)	(714)	(2,391)	(2,331)	1,452
Comprehensive income	$29,212	$42,058	$28,514	$134,036	$185,096

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands)	2025	2024	2025	2025	2024
Cash flows from operating activities
Net income	$30,998	$42,772	$30,905	$136,367	$183,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	3,344	2,827	3,868	14,955	15,535
Distributions from unconsolidated investment	—	10,667	—	7,840	38,781
Equity in (earnings) loss from unconsolidated investment	1,686	(931)	2,390	(3,060)	(18,135)
Gain on asset sales and disposals	—	(36)	(906)	(1,882)	(4,845)
Asset impairments	—	—	—	20	87
Bad debt expense	(111)	3,647	1,731	751	4,185
Unit-based compensation expense	3,015	2,431	2,724	11,118	11,309
Amortization of debt issuance costs and other	(3,261)	1,094	368	(3,342)	(1,509)
Change in operating assets and liabilities:
Accounts receivable	1,966	1,574	(3,115)	2,312	7,285
Accounts payable	272	(73)	(43)	249	25
Accrued liabilities	1,719	3,829	358	(3,617)	(2,088)
Accrued interest	(423)	(473)	324	(233)	(281)
Deferred revenue	7,211	419	1,577	4,575	17,200
Other items, net	(1,651)	(1,527)	914	(190)	(2,700)
Net cash provided by operating activities	$44,765	$66,220	$41,095	$165,863	$248,493

Cash flows from investing activities
Proceeds from asset sales and disposals	$—	$37	$906	$1,883	$4,846
Return of long-term contract receivable	743	686	728	2,885	2,665
Net cash provided by investing activities	$743	$723	$1,634	$4,768	$7,511

Cash flows from financing activities
Debt borrowings	$13,000	$15,000	$—	$46,700	$167,850
Debt repayments	(49,331)	(70,332)	(32,000)	(155,831)	(181,028)
Distributions to common unitholders and the general partner	(10,054)	(9,987)	(10,055)	(56,440)	(72,146)
Distributions to preferred unitholders	—	—	—	—	(6,398)
Redemptions of preferred units	—	—	—	—	(71,666)
Warrant settlements	—	—	—	—	(65,689)
Other items, net	(1)	(2,080)	1	(5,363)	(8,472)
Net cash used in financing activities	$(46,386)	$(67,399)	$(42,054)	$(170,934)	$(237,549)

Net increase (decrease) in cash and cash equivalents	$(878)	$(456)	$675	$(303)	$18,455
Cash and cash equivalents at beginning of period	31,019	30,900	30,344	30,444	11,989
Cash and cash equivalents at end of period	$30,141	$30,444	$31,019	$30,141	$30,444

Supplemental cash flow information:
Cash paid for interest	$1,516	$3,986	$1,413	$8,025	$15,452

Natural Resource Partners L.P.

Financial Tables

Consolidated Balance Sheets

	December 31,
	2025	2024
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$30,141	$30,444
Accounts receivable, net	28,666	31,469
Other current assets, net	2,105	1,961
Total current assets	$60,912	$63,874
Land	24,008	24,008
Mineral rights, net	366,987	379,638
Intangible assets, net	11,908	12,924
Equity in unconsolidated investment	250,244	257,355
Long-term contract receivable, net	20,406	23,480
Other long-term assets, net	13,900	11,628
Total assets	$748,365	$772,907
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,159	$909
Accrued liabilities	10,897	12,121
Accrued interest	69	302
Current portion of deferred revenue	6,663	4,341
Current portion of debt, net	14,198	14,192
Total current liabilities	$32,986	$31,865
Deferred revenue	58,067	55,814
Long-term debt, net	18,884	127,876
Other non-current liabilities	5,909	6,244
Total liabilities	$115,846	$221,799
Commitments and contingencies
Partners’ capital
Common unitholders’ interest (13,138,097 and 13,049,123 units issued and outstanding at December 31, 2025 and 2024, respectively)	$625,188	$543,231
General partner’s interest	11,332	9,547
Accumulated other comprehensive loss	(4,001)	(1,670)
Total partners’ capital	$632,519	$551,108
Total liabilities and partners' capital	$748,365	$772,907

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Consolidated Statements of Partners' Capital

	Common Unitholders		General	Warrant	Accumulated Other Comprehensive	Total Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income (Loss)	Capital
Balance at December 31, 2023	12,635	$503,076	$8,005	$23,095	$(3,122)	$531,054
Net income (1)	—	179,971	3,673	—	—	183,644
Redemptions of preferred units	—	(23,995)	(490)	—	—	(24,485)
Distributions to common unitholders and the general partner	—	(70,703)	(1,443)	—	—	(72,146)
Distributions to preferred unitholders	—	(6,270)	(128)	—	—	(6,398)
Issuance of unit-based awards	126	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	2,894	—	—	—	2,894
Capital contribution	—	—	782	—	—	782
Warrant settlements	288	(41,742)	(852)	(23,095)	—	(65,689)
Comprehensive income from unconsolidated investment and other	—	—	—	—	1,452	1,452
Balance at December 31, 2024	13,049	$543,231	$9,547	$—	$(1,670)	$551,108
Net income	—	133,640	2,727	—	—	136,367
Distributions to common unitholders and the general partner	—	(55,311)	(1,129)	—	—	(56,440)
Distributions to preferred unitholders	—	—	—	—	—	—
Issuance of unit-based awards	89	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	3,628	—	—	—	3,628
Capital contribution	—	—	187	—	—	187
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(2,331)	(2,331)
Balance at December 31, 2025	13,138	$625,188	$11,332	$—	$(4,001)	$632,519

(1)	Net income includes $4.2 million of income attributable to preferred unitholders that accumulated during the period, of which $4.2 million is allocated to the common unitholders and $0.1 million is allocated to the general partner.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

The following tables present NRP's unaudited business results by segment for the three months ended December 31, 2025 and 2024 and September 30, 2025:

	Operating Segments

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2025
Revenues	$48,398	$—	$—	$48,398
Equity in loss of Sisecam Wyoming	—	(1,686)	—	(1,686)
Gain on asset sales and disposals	—	—	—	—
Total revenues and other income	$48,398	(1,686)	$—	$46,712
Asset impairments	$—	—	$—	$—
Net income (loss)	$39,808	(1,701)	$(7,109)	$30,998
Adjusted EBITDA (1)	$43,148	(15)	$(5,948)	$37,185
Cash flow provided by (used in):
Operating activities	$49,174	$(15)	$(4,394)	$44,765
Investing activities	$743	$—	$—	$743
Financing activities	$—	$—	$(46,386)	$(46,386)
Distributable cash flow (1)	$49,917	$(15)	$(4,394)	$45,508
Free cash flow (1)	$49,917	$(15)	$(4,394)	$45,508

For the Three Months Ended December 31, 2024
Revenues	$64,759	$—	$—	$64,759
Equity in earnings of Sisecam Wyoming	—	931	—	931
Gain on asset sales and disposals	36	—	—	36
Total revenues and other income	$64,795	$931	$—	$65,726
Asset impairments	$—	$—	$—	$—
Net income (loss)	$52,386	$872	$(10,486)	$42,772
Adjusted EBITDA (1)	$55,209	$10,608	$(6,958)	$58,859
Cash flow provided by (used in):
Operating activities	$62,575	$10,608	$(6,963)	$66,220
Investing activities	$723	$—	$—	$723
Financing activities	$—	$—	$(67,399)	$(67,399)
Distributable cash flow (1)	$63,298	$10,608	$(6,963)	$66,943
Free cash flow (1)	$63,261	$10,608	$(6,963)	$66,906

For the Three Months Ended September 30, 2025
Revenues	$51,415	$—	$—	$51,415
Equity in loss of Sisecam Wyoming	—	(2,390)	—	(2,390)
Gain on asset sales and disposals	906	—	—	906
Total revenues and other income	$52,321	$(2,390)	$—	$49,931
Asset impairments	$—	$—	$—	$—
Net income (loss)	$40,859	$(2,446)	$(7,508)	$30,905
Adjusted EBITDA (1)	$44,723	$(56)	$(5,725)	$38,942
Cash flow provided by (used in):
Operating activities	$44,428	$(55)	$(3,278)	$41,095
Investing activities	$1,634	$—	$—	$1,634
Financing activities	$—	$—	$(42,054)	$(42,054)
Distributable cash flow (1)	$46,062	$(55)	$(3,278)	$42,729
Free cash flow (1)	$45,156	$(55)	$(3,278)	$41,823

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

The following table presents NRP's unaudited business results by segment for the year ended December 31, 2025 and 2024:

	Operating Segments

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2025
Revenues	$202,340	$—	$—	$202,340
Equity in earnings of Sisecam Wyoming	—	3,060	—	3,060
Gain on asset sales and disposals	1,882	—	—	1,882
Total revenues and other income	$204,222	$3,060	$—	$207,282
Asset impairments	$20	$—	$—	$20
Net income (loss)	$165,566	$2,905	$(32,104)	$136,367
Adjusted EBITDA (1)	$180,523	$7,685	$(24,102)	$164,106
Cash flow provided by (used in):
Operating activities	$182,401	$7,685	$(24,223)	$165,863
Investing activities	$4,768	$—	$—	$4,768
Financing activities	$(841)	$—	$(170,093)	$(170,934)
Distributable cash flow (1)	$187,169	$7,685	$(24,223)	$170,631
Free cash flow (1)	$185,286	$7,685	$(24,223)	$168,748

For the Year Ended December 31, 2024
Revenues	$245,027	$—	$—	$245,027
Equity in earnings of Sisecam Wyoming	—	18,135	—	18,135
Gain on asset sales and disposals	4,845	—	—	4,845
Total revenues and other income	$249,872	$18,135	$—	$268,007
Asset impairments	$87	$—	$—	$87
Net income (loss)	$206,403	$17,964	$(40,723)	$183,644
Adjusted EBITDA (1)	$222,007	$38,610	$(25,151)	$235,466
Cash flow provided by (used in):
Operating activities	$242,168	$38,610	$(32,285)	$248,493
Investing activities	$7,511	$—	$—	$7,511
Financing activities	$(1,086)	$—	$(236,463)	$(237,549)
Distributable cash flow (1)	$249,679	$38,610	$(32,285)	$256,004
Free cash flow (1)	$244,833	$38,610	$(32,285)	$251,158

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Year Ended
	December 31,		September 30,	December 31,
(In thousands, except per ton data)	2025	2024	2025	2025	2024
Coal sales volumes (tons)
Appalachia
Northern	1,291	315	1,508	3,055	1,031
Central	2,969	3,460	3,296	12,766	14,137
Southern	686	677	678	2,208	2,661
Total Appalachia	4,946	4,452	5,482	18,029	17,829
Illinois Basin	1,264	1,220	1,005	7,248	5,723
Northern Powder River Basin	750	366	841	2,933	2,826
Gulf Coast	339	206	201	953	1,342
Total coal sales volumes	7,299	6,244	7,529	29,163	27,720
Coal royalty revenue per ton
Appalachia
Northern	$1.48	$4.50	$1.48	$1.50	$3.25
Central	5.95	6.51	6.08	6.16	7.13
Southern	9.48	9.77	8.36	8.86	10.22
Illinois Basin	2.11	1.98	1.93	2.26	2.26
Northern Powder River Basin	4.36	4.90	4.68	4.71	4.87
Gulf Coast	0.79	0.81	0.80	0.79	0.80
Combined average coal royalty revenue per ton	4.42	5.59	4.51	4.58	5.74
Coal royalty revenues
Appalachia
Northern	$1,909	$1,418	$2,225	$4,569	$3,348
Central	17,669	22,517	20,051	78,640	100,845
Southern	6,504	6,614	5,666	19,564	27,185
Total Appalachia	26,082	30,549	27,942	102,773	131,378
Illinois Basin	2,667	2,417	1,943	16,361	12,927
Northern Powder River Basin	3,269	1,792	3,932	13,813	13,768
Gulf Coast	267	167	161	752	1,069
Unadjusted coal royalty revenues	32,285	34,925	33,978	133,699	159,142
Coal royalty adjustment for minimum leases	(7)	—	215	(187)	(109)
Total coal royalty revenues	$32,278	$34,925	$34,193	$133,512	$159,033
Other revenues
Production lease minimum revenues	$797	$2,592	$1,365	$5,010	$4,365
Minimum lease straight-line revenues	4,300	4,116	4,176	16,576	16,530
Oil and gas royalty revenues	1,410	1,610	1,787	7,622	8,566
Carbon neutral revenues	253	11,381	316	1,454	15,703
Property tax revenues	1,546	1,854	2,105	6,807	7,100
Wheelage revenues	1,855	2,242	2,225	8,361	9,324
Coal overriding royalty revenues	526	294	297	2,159	2,358
Lease amendment revenues	1,844	1,239	1,699	4,854	3,724
Aggregates royalty revenues	936	740	1,011	3,706	2,904
Other revenues	130	788	441	984	4,542
Total other revenues	$13,597	$26,856	$15,422	$57,533	$75,116
Royalty and other mineral rights	$45,875	$61,781	$49,615	$191,045	$234,149
Transportation and processing services revenues	2,523	2,978	1,800	11,295	10,878
Gain on asset sales and disposals	—	36	906	1,882	4,845
Total Mineral Rights segment revenues and other income	$48,398	$64,795	$52,321	$204,222	$249,872

Natural Resource Partners L.P.

Financial Tables

(Unaudited)

Adjusted EBITDA

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2025
Net income (loss)	$39,808	$(1,701)	$(7,109)	$30,998
Add (Less): equity in (earnings) loss from unconsolidated investment	—	1,686	—	1,686
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	1,157	1,157
Add: depreciation, depletion and amortization	3,340	—	4	3,344
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$43,148	$(15)	$(5,948)	$37,185

For the Three Months Ended December 31, 2024
Net income (loss)	$52,386	$872	$(10,486)	$42,772
Add (Less): equity in (earnings) loss from unconsolidated investment	—	(931)	—	(931)
Add: total distributions from unconsolidated investment	—	10,667	—	10,667
Add: interest expense, net	—	—	3,524	3,524
Add: depreciation, depletion and amortization	2,823	—	4	2,827
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$55,209	$10,608	$(6,958)	$58,859

For the Three Months Ended September 30, 2025
Net income (loss)	$40,859	$(2,446)	$(7,508)	$30,905
Add (Less): equity in (earnings) loss from unconsolidated investment	—	2,390	—	2,390
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	1,779	1,779
Add: depreciation, depletion and amortization	3,864	—	4	3,868
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$44,723	$(56)	$(5,725)	$38,942

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2025
Net income (loss)	$165,566	$2,905	$(32,104)	$136,367
Less: equity in earnings from unconsolidated investment	—	(3,060)	—	(3,060)
Add: total distributions from unconsolidated investment	—	7,840	—	7,840
Add: interest expense, net	—	—	7,984	7,984
Add: depreciation, depletion and amortization	14,937	—	18	14,955
Add: asset impairments	20	—	—	20
Adjusted EBITDA	$180,523	$7,685	$(24,102)	$164,106

For the Year Ended December 31, 2024
Net income (loss)	$206,403	$17,964	$(40,723)	$183,644
Less: equity in earnings from unconsolidated investment	—	(18,135)	—	(18,135)
Add: total distributions from unconsolidated investment	—	38,781	—	38,781
Add: interest expense, net	—	—	15,554	15,554
Add: depreciation, depletion and amortization	15,517	—	18	15,535
Add: asset impairments	87	—	—	87
Adjusted EBITDA	$222,007	$38,610	$(25,151)	$235,466

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Distributable Cash Flow and Free Cash Flow

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended December 31, 2025
Net cash provided by (used in) operating activities	$49,174	$(15)	$(4,394)	$44,765
Add: proceeds from asset sales and disposals	—	—	—	—
Add: return of long-term contract receivable	743	—	—	743
Distributable cash flow	$49,917	$(15)	$(4,394)	$45,508
Less: proceeds from asset sales and disposals	—	—	—	—
Free cash flow	$49,917	$(15)	$(4,394)	$45,508

Net cash provided by investing activities	$743	$—	$—	$743
Net cash used in financing activities	$—	$—	$(46,386)	$(46,386)

For the Three Months Ended December 31, 2024
Net cash provided by (used in) operating activities	$62,575	$10,608	$(6,963)	$66,220
Add: proceeds from asset sales and disposals	37	—	—	37
Add: return of long-term contract receivable	686	—	—	686
Distributable cash flow	$63,298	$10,608	$(6,963)	$66,943
Less: proceeds from asset sales and disposals	(37)	—	—	(37)
Free cash flow	$63,261	$10,608	$(6,963)	$66,906

Net cash provided by investing activities	$723	$—	$—	$723
Net cash used in financing activities	$—	$—	$(67,399)	$(67,399)

For the Three Months Ended September 30, 2025
Net cash provided by (used in) operating activities	$44,428	$(55)	$(3,278)	$41,095
Add: proceeds from asset sales and disposals	906	—	—	906
Add: return of long-term contract receivable	728	—	—	728
Distributable cash flow	$46,062	$(55)	$(3,278)	$42,729
Less: proceeds from asset sales and disposals	(906)	—	—	(906)
Free cash flow	$45,156	$(55)	$(3,278)	$41,823

Net cash provided by investing activities	$1,634	$—	$—	$1,634
Net cash used in financing activities	$—	$—	$(42,054)	$(42,054)

Natural Resource Partners L.P.

Reconciliation of Non-GAAP Measures

(Unaudited)

Distributable Cash Flow and Free Cash Flow

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Year Ended December 31, 2025
Net cash provided by (used in) operating activities	$182,401	$7,685	$(24,223)	$165,863
Add: proceeds from asset sales and disposals	1,883	—	—	1,883
Add: return of long-term contract receivable	2,885	—	—	2,885
Distributable cash flow	$187,169	$7,685	$(24,223)	$170,631
Less: proceeds from asset sales and disposals	(1,883)	—	—	(1,883)
Free cash flow	$185,286	$7,685	$(24,223)	$168,748

Net cash provided by investing activities	$4,768	$—	$—	$4,768
Net cash used in financing activities	$(841)	$—	$(170,093)	$(170,934)

For the Year Ended December 31, 2024
Net cash provided by (used in) operating activities	$242,168	$38,610	$(32,285)	$248,493
Add: proceeds from asset sales and disposals	4,846	—	—	4,846
Add: return of long-term contract receivable	2,665	—	—	2,665
Distributable cash flow	$249,679	$38,610	$(32,285)	$256,004
Less: proceeds from asset sales and disposals	(4,846)	—	—	(4,846)
Free cash flow	$244,833	$38,610	$(32,285)	$251,158

Net cash provided by investing activities	$7,511	$—	$—	$7,511
Net cash used in financing activities	$(1,086)	$—	$(236,463)	$(237,549)

Leverage Ratio

(In thousands)	For the Year Ended December 31, 2025
Adjusted EBITDA	$164,106
Debt—at December 31, 2025	$33,215
Leverage Ratio		0.2x

(In thousands)	For the Year Ended December 31, 2024
Adjusted EBITDA	$235,466
Debt—at December 31, 2024	$142,347
Leverage Ratio	0.6x

-end-